Exhibit 99.1

Daseke Reports Results for First Quarter 2022

Flexible deployment of network capabilities into strong rate environment helps drive significant earnings growth in the quarter

Addison, Texas – May 3, 2022 – Daseke, Inc. (NASDAQ: DSKE) (“Daseke” or the “Company”), the premier North American transportation solutions specialist dedicated to servicing challenging industrial end-markets, today reported financial results for the first quarter ended March 31, 2022.

First Quarter 2022 Highlights:

•
Revenue of $421.0 million, up 26.1% year-over-year
•
Net Income of $13.0 million, or $0.18 per diluted share attributable to common stockholders, compared to a net loss of $7.3 million, or $(0.13), in the first quarter of 2021
•
Adjusted Net Income of $17.1 million, or $0.24 per diluted share attributable to common stockholders, compared to $4.1 million, or $0.04, in the first quarter of 2021
•
Adjusted EBITDA of $49.6 million, up 38.5% year-over-year
•
Cash flows from operating activities of $29.2 million and Free Cash Flow of $31.9 million
•
Operating ratio of 95.7% and Adjusted Operating Ratio of 93.0%, compared to 97.6% and 95.5% in the first quarter of 2021

Management Commentary

"We are pleased to report another strong quarter of operational and financial performance, as Daseke delivers another quarter of year-over-year earnings improvement," said Jonathan Shepko, Chief Executive Officer of Daseke. "During the quarter, we continued to leverage our 'Asset-Right' business model, deploying our Company assets against higher margin freight, while supplementing our capacity with asset light offerings to increase our overall freight capture. Strong end-market demand in each of our flatbed and specialized reporting segments continued to outweigh available capacity, with both of these operating segments realizing higher rates, which contributed to the meaningful year-over-year revenue growth we experienced this quarter. And, once again, Daseke’s realized rates outperformed those of our reference benchmarks, as we were able to achieve a premium within the marketplace because of our capabilities, differentiated scale and service. Even with the backdrop of what we believe will continue to be a healthy rate environment for the foreseeable future, particularly as we enter the seasonally strong quarters of the year for our Company, we remain diligently focused on evaluating opportunities to further improve the earnings and free cash flow profiles of our business, in support of creating long-term value for our shareholders."

First Quarter 2022 Financial Results

Total revenue in the first quarter of 2022 increased 26.1% to $421.0 million, compared to $333.9 million in the first quarter of 2021. This year-over-year increase in revenue was primarily attributed to our operational execution in healthy rate environments in both the Flatbed Solutions and Specialized Solutions segments and continued growth within our brokerage service offering.

Operating income in the first quarter of 2022 was $18.2 million, compared to $8.1 million in the year-ago quarter. The change in operating income was primarily driven by the strong rate environment, leveraging the “Asset Right” business model to capture elevated rates. Rate increases were partially offset by inflationary cost headwinds in driver pay, operations and maintenance.

Net income for the first quarter of 2022 was $13.0 million, or $0.18 per diluted share attributable to common stockholders, compared to a net loss of $7.3 million, or $(0.13) per diluted share attributable to common stockholders, in the first quarter of 2021. The year-over-year change was primarily due to the increase in operating income discussed above, partially offset by an increase in income tax expense due to higher pre-tax income. Adjusted EBITDA in the first quarter of 2022 was $49.6 million, compared to $35.8 million in first quarter of 2021. Adjusted Net Income was $17.1 million in the first quarter of 2022, compared to $4.1 million in the first quarter of 2021.

Segment Results

Specialized Solutions – During the first quarter of 2022, the Specialized Solutions segment benefitted from sustained demand and improving freight rates primarily in the construction, high security cargo and commercial glass end markets. Freight rates increased 22% year-over-year, even as wind energy volumes remain muted. Revenue growth was driven by our diverse end market portfolio approach and deploying assets into the most advantageous markets, which more than offset the slight decrease in volumes.

Flatbed Solutions – The Flatbed Solutions segment benefitted from continued strength and year-over-year improvement in the freight rate environment, as rates increased 21% compared to last year’s first quarter and more than offset the impact of prior fleet downsizing and the mix shift towards asset-light, reflecting capacity constraints due to asset availability. The supply chain for new equipment remains challenged, contributing to a decrease in volumes year-over-year. The segment benefitted from the flexibility of the “asset-right” business model which positioned the Company to leverage our owner operator and brokerage network to further capitalize on the strong freight rate environment.

Capital Summary and Outlook

At March 31, 2022, Daseke had cash and cash equivalents of $153.5 million as well as $123.1 million available under its revolving credit facility, for total available liquidity of $276.6 million, before considering delayed Q1 2022 cash capital expenditures of approximately $18.8 million. Total debt was $586.8 million and net debt was $433.3 million. This compares to cash and cash equivalents of $147.5 million and $107.8 million available under the revolving credit facility, total available liquidity of $255.3 million, total debt of $594.5 million, and net debt of $447.0 million on December 31, 2021.

For the first quarter of 2022, net cash provided by operating activities was $29.2 million, cash capital expenditures were $8.8 million, and cash proceeds from the sale of property and equipment were $11.5 million, resulting in Free Cash Flow of $31.9 million. Additionally, capital expenditures financed with debt and finance leases were $7.3 million. This compares to net cash provided by operating activities of $29.5 million, cash capital expenditures of $5.2 million, and cash proceeds from the sale of property and equipment of $10.1 million, resulting in Free Cash Flow of $34.4 million in the first quarter of 2021. Capital expenditures financed with debt and finance leases were $14.4 million in the first quarter of 2021.

"We are pleased with the continued operational execution and the financial results delivered by our team," said Jason Bates, Chief Financial Officer of Daseke. "As a reminder, Daseke is unique in that we don't have the same spot rate or dry van retail exposure of many of our public peers. We are a contractually-based, industrial-oriented business, focusing on niche, defensible end markets - which are all continuing to exhibit strength as well as an ongoing supply / demand imbalance. These factors have enabled us to capture strong rates, drive double-digit revenue growth and expand profitability. While we are facing inflationary cost pressures in various areas, including driver recruitment and retention, operations and maintenance and insurance expenses, we have been able to maintain our margins through a combination of rate strength and contributions from our ongoing transformation initiatives. As we look further ahead, we are re-affirming our full year 2022 financial outlook provided last quarter. Although we are mindful of the various macroeconomic events and factors facing our industry, we remain confident that through our transformation initiatives, our disproportionately high contract versus spot market exposure, combined with our unique end-market alignment, which carries higher barriers to entry, we are uniquely positioned to generate improved revenue and profitability performance in 2022."

Bates continued, "We have observed ongoing delays in receiving new equipment as the supply chain disruptions persisted throughout the first quarter of 2022. Given these challenges in sourcing new equipment from our OEM's we are reducing our full year net capital expenditures outlook, now anticipating a range of $145 to $155 million."

Conference Call

Daseke will hold a conference call today at 11:00 a.m. Eastern time to discuss its first quarter 2022 results and outlook for the remainder of 2022. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the Company’s website at https://www.daseke.com. Presentation materials will be posted at the time of the call at investor.daseke.com as well. Interested parties may also participate in the call by dialing (855) 242-9918 and entering the passcode 7492386. A replay of the conference call will be available a few hours after the event on the investor relations section of the Company’s website, under the events section.

About Daseke, Inc.

Daseke, Inc. is the premier North American transportation solutions specialist dedicated to servicing challenging industrial end-markets. Daseke offers comprehensive, best-in-class services to a diversified portfolio of many of North America’s most respected industrial shippers. For more information, please visit www.daseke.com.

Use of Non-GAAP Measures

This news release includes non-GAAP financial measures for the Company and its reporting segments, including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Operating Income, Adjusted Net Income (Loss), Adjusted Earnings Per Share, Adjusted Operating Ratio, Free Cash Flow and Net Debt.

Please note that the non-GAAP measures described below are not a substitute for, or more meaningful than, net income (loss), cash flows from operating activities, operating income or any other measure prescribed by GAAP, and there are limitations to using non-GAAP measures. Certain items excluded from these non-GAAP measures are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, tax structure and the historic costs of depreciable assets. Also, other companies in Daseke’s industry may define these non‐GAAP measures differently than Daseke does, and as a result, it may be difficult to use these non‐GAAP measures to compare the performance of those companies to Daseke’s performance. Because of these limitations, these non-GAAP measures should not be considered a measure of the income generated by Daseke’s business or discretionary cash available to it to invest in the growth of its business. Daseke’s management compensates for these limitations by relying primarily on Daseke’s GAAP results and using these non-GAAP measures supplementally.

You can find the reconciliation of these non‐GAAP measures to the nearest comparable GAAP measures in the tables below.

Adjusted EBITDA

Daseke defines Adjusted EBITDA as net income (loss) plus (i) depreciation and amortization, (ii) interest, (iii) income taxes, and (iv) other material items that management believes do not reflect our core operating performance. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by total revenue.

We have not reconciled non‐GAAP forward-looking measures to their corresponding GAAP measures because certain items that impact these measures are unavailable or cannot be reasonably predicted without unreasonable efforts. In particular, we have not reconciled our expectations as to forward-looking Adjusted EBITDA to net income due to the difficulty in making an accurate projection as to stock-based compensation expense. Stock-based compensation expense is affected by future hiring, turnover, and retention needs, as well as the future fair market value of our common stock and performance stock units. In addition, many of our performance stock units are classified as liabilities which vest upon the achievement of specific performance-based conditions related to the Company’s financial performance over a three year period, modified based on the Company’s Relative Total Shareholder Return, all of which is difficult to predict and require quarterly adjustments to their fair value performed by outside specialists. The actual amount of the excluded stock-based compensation expense will have a significant impact on our GAAP net income; accordingly, a reconciliation of forward-looking Adjusted EBITDA to net income is not available without unreasonable efforts.

The Company’s board of directors and executive management team use Adjusted EBITDA as a key measure of its performance and for business planning. Adjusted EBITDA assists them in comparing the Company’s operating performance over various reporting periods on a consistent basis because it removes from the Company’s operating results the impact of items that, in their opinion, do not reflect the Company’s core operating performance. Adjusted EBITDA also allows the Company to more effectively evaluate its operating performance by comparing the results of operations against its peers without regard to its or its peers’ financing method or capital structure. The Company’s method of computing Adjusted

EBITDA is substantially consistent with that used in its debt covenants and also is routinely reviewed by its executive management for that purpose. The Company believes its presentation of Adjusted EBITDA is useful because it provides investors and industry analysts the same information that the Company uses internally for purposes of assessing its core operating performance.

Adjusted Net Income (Loss) and Adjusted Earnings Per Share

Daseke defines Adjusted Net Income (Loss) as net income (loss) adjusted for material items that management believes do not reflect our core operating performance. Daseke defines Adjusted Net Income (Loss) Per Share as adjusted net income (loss) available to common stockholders divided by the weighted average number of shares of common stock outstanding during the period under the two-class method.

The Company’s board of directors and executive management team use these measures as key measures of its performance and for business planning. These measures assist them in comparing its operating performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that, in its opinion, do not reflect the Company’s core operating performance. The Company believes its presentation of these measures are useful because they provide investors and industry analysts the same information that it uses internally for purposes of assessing its core operating performance.

Adjusted Operating Income (Loss) and Adjusted Operating Ratio

The Company uses Adjusted Operating Income (Loss) and Adjusted Operating Ratio as a supplement to its GAAP results in evaluating certain aspects of its business, as described below. The Company defines Adjusted Operating Income (Loss) as (a) total revenue less (b) Adjusted Operating Expenses. The Company defines Adjusted Operating Expenses as total operating expenses less material items that management believes do not reflect our core operating performance. The Company defines Adjusted Operating Ratio as Adjusted Operating Expenses, as a percentage of total revenue.

The Company’s board of directors and executive management team view these non-GAAP measures, and their key drivers of revenue quality, growth, expense control and operating efficiency, as very important measures of the Company’s performance. These measures assist them in comparing the Company’s performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that, in its opinion, do not reflect the Company’s core operating performance. The Company believes its presentation of these non-GAAP measures are useful because they provide investors and industry analysts the same information that it uses internally for purposes of assessing its core operating profitability.

Free Cash Flow

Daseke defines Free Cash Flow as net cash provided by operating activities less purchases of property and equipment, plus proceeds from sale of property and equipment, as such amounts are shown on the face of the Statements of Cash Flows.

The Company’s board of directors and executive management team use Free Cash Flow to assess the Company’s liquidity and ability to repay maturing debt, fund operations and make additional investments. The Company believes Free Cash Flow provides useful information to investors because it is an important indicator of the Company’s liquidity, including its ability to reduce net debt, make strategic investments and repurchase stock.

Net Debt

Daseke defines net debt as total debt less cash and cash equivalents. The Company’s board of directors and executive management team use net debt to help assess the Company’s liquidity and evaluate and plan for future liquidity needs. The Company believes that the presentation of net debt is useful to investors because it provides additional information regarding the Company’s overall liquidity, financial flexibility, capital structure and leverage.

Management’s View of Core Operating Performance

In the non-GAAP measures discussed above, management refers to certain material items that management believes do not reflect the Company’s core operating performance, which management believes represents its performance in the ordinary, ongoing and customary course of its operations. Management views the Company’s core operating performance as its operating results excluding the impact of items including, but not limited to, stock-based compensation, impairments, amortization of intangible assets, restructuring and business transformation costs, severance, and all income and expenses related to the Aveda Transportation and Energy Services (”Aveda”) business. Management believes excluding these items enables investors to evaluate more clearly and consistently the Company’s core operating performance in the same manner that management evaluates its core operating performance.

Although we ceased generating revenues from our Aveda business and completed the wind-down of our Aveda operations in 2020, we continued to recognize certain income and expenses from our Aveda business in 2021 and 2022. Such income and expenses relate primarily to, but is not limited to, workers compensation claims and insurance proceeds. Previously, to provide investors with information about the Company excluding the impact of the Aveda business, the Company presented certain GAAP and non-GAAP measures appended with ex-Aveda, which represented the measure excluding the impact of the Aveda business. However, beginning in the quarter ended March 31, 2022, the Company will no longer provide ex-Aveda measures because the impact of the Aveda business is no longer material or meaningful to a discussion of the Company’s operating results or financial condition (e.g., the comparable period in the prior year is now after the completion of the wind-down of the Aveda business). Instead, the income and expenses from our Aveda business will be considered as items that management believes do not reflect our core operating performance. Such income and expenses can be identified in the non-GAAP reconciliations under the adjustment called “Aveda expenses, net” and “Aveda operating expenses, net”.

Forward‐Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believe,” “plan,” “should,” “could,” “would,” “forecast,” “seek,” “target,” “predict,” and “potential,” the negative of these terms, or other comparable terminology. Projected financial information, including our guidance outlook, are forward-looking statements. Forward-looking statements may also include statements about the Company’s goals, business strategy and plans; the Company’s financial strategy, liquidity and capital required for its business strategy and plans; the Company’s competition and government regulations; general economic conditions; and the Company’s future operating results.

These forward-looking statements are based on information available as of the date of this release, and current expectations, forecasts and assumptions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that the Company anticipates. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Readers are cautioned not to place undue reliance on the forward-looking statements.

Forward-looking statements are subject to risks and uncertainties (many of which are beyond our control) that could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, general economic and business risks, such as downturns in customers’ business cycles and disruptions in capital and credit markets, the Company’s ability to adequately address downward pricing and other competitive pressures, the Company’s insurance or claims expense, driver shortages and increases in driver compensation or owner-operator contracted rates, fluctuations in the price or availability of diesel fuel, increased prices for, or decreases in the availability of, new revenue equipment and decreases in the value of used revenue equipment, impact to the Company’s business and operations resulting from the COVID-19 pandemic, seasonality and the impact of weather and other catastrophic events, the Company’s ability to secure the services of third-party capacity providers on competitive terms, loss of key personnel, a failure of the Company’s information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data or other security breach, or cybersecurity incidents, the Company’s ability to execute and realize all of the expected benefits of its integration, business improvement and comprehensive restructuring plans, the Company’s ability to realize all of the intended benefits from acquisitions or investments, the Company’s ability to complete divestitures successfully, the Company’s ability to generate sufficient cash to service all of the Company’s indebtedness and the Company’s ability to finance its capital requirements, restrictions in its existing and future debt agreements, increases in interest rates, changes in existing laws or regulations, including environmental and worker health safety laws and regulations and those relating to tax rates or taxes in general, the impact of governmental regulations and other governmental actions related to the Company and its operations, and litigation and governmental proceedings. Additional risks or uncertainties that are not currently known to us, that we currently deem to be immaterial, or that could apply to any company could also materially adversely affect our business, financial condition, or future results. For additional information regarding known material factors that could cause our actual results to differ from those expressed in forward-looking statements, please see Daseke’s filings with the Securities and Exchange Commission, available at www.sec.gov, including Daseke’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, particularly the section titled “Risk Factors”.

Investor Relations:

Alpha IR Group

Joseph Caminiti or Chris Hodges

312-445-2870

DSKE@alpha-ir.com

Daseke, Inc. and Subsidiaries
Consolidated Condensed Statements of Operations
(Unaudited)
(In millions, except share and per share data)

	Three Months Ended
	March 31,
	2022	2021
Revenues:
Company freight	$156.0	$145.1
Owner operator freight	129.8	105.1
Brokerage	78.2	48.5
Logistics	11.4	8.5
Fuel surcharge	45.6	26.7
Total revenue	421.0	333.9
Operating expenses:
Salaries, wages and employee benefits	97.5	90.7
Fuel	35.1	25.4
Operations and maintenance	34.4	30.3
Purchased freight	171.6	121.4
Administrative and other expenses	45.2	38.9
Acquisition-related transaction expenses	1.4	—
Depreciation and amortization	21.6	22.2
Gain on disposition of property and equipment	(4.6)	(3.1)
Restructuring charges	0.6	—
Total operating expenses	402.8	325.8
Income from operations	18.2	8.1
Other expense	1.8	16.2
Income (loss) before income taxes	16.4	(8.1)
Income tax expense (benefit)	3.4	(0.8)
Net income (loss)	13.0	(7.3)

Net income (loss)	$13.0	$(7.3)
Less dividends to Series A convertible preferred stockholders	(1.2)	(1.2)
Net income (loss) attributable to common stockholders	$11.8	$(8.5)
Earnings (loss) per common share:
Basic	$0.19	$(0.13)
Diluted	$0.18	$(0.13)
Weighted-average common shares outstanding:
Basic	62,891,317	65,080,364
Diluted	65,433,575	65,080,364
Dividends declared per Series A convertible preferred share	$1.91	$1.91

Daseke, Inc. and Subsidiaries
Consolidated Condensed Balance Sheets
(Unaudited)
(In millions)

	March 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$153.5	$147.5
Accounts receivable, net	202.2	172.3
Other current assets	29.7	30.3
Total current assets	385.4	350.1
Property and equipment, net	397.7	397.7
Goodwill and intangible assets, net	233.2	227.0
Other long-term assets	113.3	112.6
Total assets	$1,129.6	$1,087.4
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20.2	$14.7
Accrued expenses	59.8	43.9
Current portion of long-term debt	55.2	55.5
Other current liabilities	99.4	98.1
Total current liabilities	234.6	212.2
Long-term debt, net of current portion	524.3	531.4
Other long-term liabilities	170.5	167.8
Total liabilities	929.4	911.4
Stockholders’ equity	200.2	176.0
Total liabilities and stockholders’ equity	$1,129.6	$1,087.4

Daseke, Inc. and Subsidiaries
Consolidated Condensed Statements of Cash Flow
(Unaudited)
(In millions)

	Three Months Ended
	March 31,
	2022	2021
Net cash provided by operating activities	$29.2	$29.5
Net cash (used in) provided by investing activities	(16.6)	4.9
Net cash used in financing activities	(6.3)	(103.1)
Effect of exchange rates on cash and cash equivalents	(0.3)	(0.2)
Net increase (decrease) in cash and cash equivalents	$6.0	$(68.9)

Property and equipment acquired with debt or finance lease obligations	$7.3	$14.4

Daseke, Inc. and Subsidiaries
Reconciliation of net cash provided by operating activities to Free Cash Flow
(Unaudited)
(In millions)

	Three Months Ended March 31,
	2022	2021
Net cash provided by operating activities	$29.2	$29.5
Purchases of property and equipment	(8.8)	(5.2)
Proceeds from sale of property and equipment	11.5	10.1
Free Cash Flow	$31.9	$34.4

Daseke, Inc. and Subsidiaries
Reconciliation of total debt to net debt
(Unaudited)
(In millions)
	March 31,	December 31,
	2022	2021
Term Loan Facility	$396.0	$397.0
Equipment term loans	163.3	169.0
Finance lease obligations	27.5	28.5
Total debt	586.8	594.5
Less: cash and cash equivalents	(153.5)	(147.5)
Net debt	$433.3	$447.0

Daseke, Inc. and Subsidiaries
Supplemental Information: Specialized Solutions
(Unaudited)
(Dollars in millions, except rate per mile and revenue per tractor)

	Three Months Ended March 31,
	2022		2021		Increase (Decrease)
	Amount	%	Amount	%	Absolute	Relative
REVENUE(1):
Company freight	$116.4	50.9%	$102.7	55.9%	$13.7	13.3%
Owner operator freight	42.2	18.5	34.6	18.8	7.6	22.0
Brokerage	37.0	16.2	26.6	14.5	10.4	39.1
Logistics	10.5	4.6	7.2	3.9	3.3	45.8
Fuel surcharge	22.4	9.8	12.5	6.9	9.9	79.2
Total revenue	$228.5	100.0	$183.6	100.0	$44.9	24.5

OPERATING EXPENSES(1):
Total operating expenses	$210.9	92.3%	$173.1	94.3%	$37.8	21.8%
Operating ratio	92.3%		94.3%
Adjusted Operating Ratio	91.2%		93.5%
INCOME FROM OPERATIONS	$17.6	7.7%	$10.5	5.7%	$7.1	67.6%

OPERATING STATISTICS:
Company miles	36.0		37.9		(1.9)	(5.0)%
Owner operator miles	10.6		11.4		(0.8)	(7.0)
Total miles (in millions)(2)	46.6		49.3		(2.7)	(5.5)

Rate per mile	$3.40		$2.78		$0.62	22.3%
Revenue per tractor	$69,400		$57,200		$12,200	21.3

Company owned tractors, at quarter-end	1,795		1,878		(83)	(4.4)%
Owner operator tractors, at quarter-end	479		510		(31)	(6.1)
Number of trailers, at quarter-end	7,005		7,270		(265)	(3.6)

Company owned tractors, average for the quarter	1,801		1,894		(93)	(4.9)%
Owner operator tractors, average for the quarter	485		506		(21)	(4.2)
Total tractors, average for the quarter	2,286		2,400		(114)	(4.8)

(1) Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.
(2) Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.

Daseke, Inc. and Subsidiaries
Supplemental Information: Flatbed Solutions
(Unaudited)
(Dollars in millions, except rate per mile and revenue per tractor)

	Three Months Ended March 31,
	2022		2021		Increase (Decrease)
	Amount	%	Amount	%	Absolute	Relative
REVENUE(1):
Company freight	$41.5	21.3%	$44.8	29.2%	$(3.3)	(7.4)%
Owner operator freight	88.1	45.2	71.0	46.3	17.1	24.1
Brokerage	41.2	21.1	22.1	14.4	19.1	86.4
Logistics	0.9	0.5	1.2	0.8	(0.3)	(25.0)
Fuel surcharge	23.4	11.9	14.4	9.3	9.0	62.5
Total revenue	$195.1	100.0	$153.5	100.0	$41.6	27.1

OPERATING EXPENSES(1):
Total operating expenses	$179.1	91.8%	$142.5	92.8%	$36.6	25.7%
Operating ratio	91.8%		92.8%
Adjusted Operating Ratio	91.4%		92.2%
INCOME FROM OPERATIONS	$16.0	8.2%	$11.0	7.2%	$5.0	45.5%

OPERATING STATISTICS:
Company miles	15.8		20.8		(5.0)	(24.0)%
Owner operator miles	34.2		33.3		0.9	2.7
Total miles (in millions)(2)	50.0		54.1		(4.1)	(7.6)

Rate per mile	$2.59		$2.14		$0.45	21.0%
Revenue per tractor	$55,600		$45,800		$9,800	21.4

Company owned tractors, at quarter-end	723		907		(184)	(20.3)%
Owner operator tractors, at quarter-end	1,568		1,581		(13)	(0.8)
Number of trailers, at quarter-end	4,046		4,208		(162)	(3.8)

Company owned tractors, average for the quarter	755		939		(184)	(19.6)%
Owner operator tractors, average for the quarter	1,575		1,592		(17)	(1.1)
Total tractors, average for the quarter	2,330		2,531		(201)	(7.9)

(1) Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.
(2) Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.

Daseke, Inc. and Subsidiaries
Reconciliation of Operating Ratio to Adjusted Operating Ratio
Reconciliation of Operating Income to Adjusted Operating Income
(Unaudited)
(Dollars in millions)

	Three Months Ended March 31,
	2022	2021	2022	2021	2022	2021
	Consolidated		Flatbed		Specialized
Revenue	$421.0	$333.9	$195.1	$153.5	$228.5	$183.6
Operating expenses	402.8	325.8	179.1	142.5	210.9	173.1
Operating income	$18.2	$8.1	$16.0	$11.0	$17.6	$10.5
Operating ratio	95.7%	97.6%	91.8%	92.8%	92.3%	94.3%

Stock based compensation	4.2	2.4	0.1	0.1	0.2	0.3
Acquisition-related transaction expenses	1.4	—	—	—	0.2	—
Amortization of intangible assets	1.7	1.7	0.7	0.8	1.0	0.9
Third party debt refinancing charges	—	2.3	—	—	—	—
Aveda operating expenses, net	1.0	0.3	—	—	1.0	0.3
Other (1)	2.9	0.1	—	—	—	—
Adjustments to Operating income	391.6	319.0	178.3	141.6	208.5	171.6
Adjusted Operating Income	$29.4	$14.9	$16.8	$11.9	$20.0	$12.0
Adjusted Operating Ratio	93.0%	95.5%	91.4%	92.2%	91.2%	93.5%

(1) Other primarily includes business transformation costs, restructuring and severance.

Daseke, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) to Adjusted EBITDA by Segment
Reconciliation of Net Income (Loss) Margin to Adjusted EBITDA Margin by Segment
(Unaudited)
(Dollars in millions)

	Three Months Ended
	March 31, 2022
	Flatbed	Specialized	Corporate	Consolidated
Net income (loss)	$11.0	$12.1	$(10.1)	$13.0
Depreciation and amortization	9.0	12.4	0.2	21.6
Interest income	(0.1)	—	—	(0.1)
Interest expense	0.8	1.2	5.1	7.1
Income tax expense (benefit)	4.2	4.8	(5.6)	3.4
Stock based compensation	0.1	0.2	3.9	4.2
Acquisition-related transaction expenses	—	0.2	1.2	1.4
Change in fair value of warrant liability	—	—	(4.7)	(4.7)
Aveda expenses, net	—	0.8	—	0.8
Other (1)	—	—	2.9	2.9
Adjusted EBITDA	$25.0	$31.7	$(7.1)	$49.6
Total revenue	195.1	228.5	(2.6)	421.0
Net income (loss) margin	5.6%	5.3%	388.5%	3.1%
Adjusted EBITDA margin	12.8%	13.9%	273.1%	11.8%

(1) Other primarily includes business transformation costs, restructuring and severance.

Daseke, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) to Adjusted EBITDA by Segment
Reconciliation of Net Income (Loss) Margin to Adjusted EBITDA Margin by Segment
(Unaudited)
(Dollars in millions)

	Three Months Ended
	March 31, 2021
	Flatbed	Specialized	Corporate	Consolidated
Net income (loss)	$6.6	$6.4	$(20.3)	$(7.3)
Depreciation and amortization	8.8	13.1	0.3	22.2
Interest income	(0.1)	—	—	(0.1)
Interest expense	1.7	2.1	7.3	11.1
Income tax expense (benefit)	2.7	2.4	(5.9)	(0.8)
Stock based compensation	0.1	0.3	2.0	2.4
Change in fair value of warrant liability	—	—	5.6	5.6
Third party debt refinancing charges	—	—	2.3	2.3
Aveda expenses, net	—	0.3	—	0.3
Other (1)	—	—	0.1	0.1
Adjusted EBITDA	$19.8	$24.6	$(8.6)	$35.8
Total revenue	153.5	183.6	(3.2)	333.9
Net income (loss) margin	4.3%	3.5%	634.4%	(2.2)%
Adjusted EBITDA margin	12.9%	13.4%	268.7%	10.7%

(1) Other primarily includes business transformation costs, restructuring and severance.

Daseke, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) to Adjusted Net Income
Reconciliation of Earnings Per Share to Adjusted Earnings Per Share
(Unaudited)
(Dollars in millions, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Net income (loss)	$13.0	$(7.3)
Adjusted for:
Income tax expense (benefit)	3.4	(0.8)
Income (loss) before income taxes	16.4	(8.1)
Add:
Stock based compensation	4.2	2.4
Acquisition-related transaction expenses	1.4	—
Amortization of intangible assets	1.7	1.7
Debt refinancing related charges	—	3.7
Change in fair value of warrant liability	(4.7)	5.6
Aveda expenses, net	0.8	0.3
Other (1)	2.9	0.1
Adjusted income before income taxes	22.7	5.7
Income tax expense at adjusted effective rate	(5.6)	(1.6)
Adjusted Net Income	$17.1	$4.1

Net income (loss)	$13.0	$(7.3)
Less Series A preferred dividends	(1.2)	(1.2)
Net income (loss) attributable to common stockholders	11.8	(8.5)
Allocation of earnings to non-vested participating restricted stock units	(0.1)	—
Numerator for basic EPS - net income (loss) available to common stockholders - two class method	$11.7	$(8.5)
Effect of dilutive securities:
Add back Series A preferred dividends	$—	$—
Add back allocation earnings to participating securities	0.1	—
Reallocation of earnings to participating securities considering potentially dilutive securities	(0.1)	—
Numerator for diluted EPS - net income (loss) available to common shareholders - two class method	$11.7	$(8.5)

(1) Other primarily includes business transformation costs, restructuring and severance.

Daseke, Inc. and Subsidiaries
Reconciliation of Earnings Per Share to Adjusted Earnings Per Share (continued)
(Unaudited)
(Dollars in millions, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Adjusted Net Income	$17.1	$4.1
Less Series A preferred dividends	(1.2)	(1.2)
Allocation of earnings to non-vested participating restricted stock units	(0.2)	—
Numerator for basic EPS - adjusted net income available to common shareholders - two class method	$15.7	$2.9
Effect of dilutive securities:
Add back Series A preferred dividends	$1.2	$—
Add back allocation earnings to participating securities	0.2	—
Reallocation of earnings to participating securities considering potentially dilutive securities	(0.2)	—
Numerator for diluted EPS - adjusted net income available to common shareholders - two class method	$16.9	$2.9

Basic EPS
Net income (loss) attributable to common stockholders	$0.19	$(0.13)
Adjusted Net Income attributable to common stockholders	$0.25	$0.04
Diluted EPS
Net income (loss) attributable to common stockholders	$0.18	$(0.13)
Adjusted Net Income attributable to common stockholders	$0.24	$0.04
Weighted-average common shares outstanding:
Basic	62,891,317	65,080,364
Diluted	65,433,575	65,080,364
Basic - adjusted	62,891,317	65,080,364
Diluted - adjusted	71,085,748	66,075,643